UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):
December 20, 2018

FRANKLIN COVEY CO.

(Exact name of registrant as specified in its charter)

Commission File No. 1-11107

Utah	87-0401551
(State or other jurisdiction of incorporation)	(IRS Employer Identification Number)

2200 West Parkway Boulevard
Salt Lake City, Utah  84119-2099
(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code:  (801) 817-1776

Former name or former address, if changed since last report: Not Applicable
______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR  240.14d-2(b))

[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR  240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in [sic] Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company □

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. □

Item 8.01      Other Events

Franklin Covey Co. (NYSE: FC), a leader in organizational performance improvement, announced today that the conference call to review the Company’s first-quarter fiscal 2019 financial results will take place on Wednesday, January 9, 2019, at 5:00 p.m. ET (3:00 p.m. MT).  The Company’s financial results are expected to be released after the close of the market on Wednesday, January 9, 2019.

Interested persons can participate by dialing 888-771-4371 (International participants may dial 847-585-4405), access code: 48038712.  Alternatively, a webcast will be accessible at the following website https://edge.media-server.com/m6/p/uduptb5g.

A replay will be available starting January 9, 2019 (7:30 p.m. ET) through January 16, 2019 by dialing 888-843-7419 (International participants may dial 630-652-3042), access code: 48038712#.  The webcast will also remain accessible through January 16, 2019 on the Investor Relations area of the Company’s website at:  http://investor.franklincovey.com/phoenix.zhtml?c=102601&p=irol-IRHome.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRANKLIN COVEY CO.

Date:	December 20, 2018	By:	/s/ Stephen D. Young
Stephen D. Young
Chief Financial Officer